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                                                                     EXHIBIT 4.3

                               RAYOVAC CORPORATION


                    8 1/2% SENIOR SUBORDINATED NOTES DUE 2013


                             ----------------------


                             SUPPLEMENTAL INDENTURE
                          DATED AS OF OCTOBER 24, 2003

                                       TO

                                    INDENTURE
                         DATED AS OF SEPTEMBER 30, 2003


                             ----------------------


                                    U.S. BANK
                              NATIONAL ASSOCIATION,
                                   AS TRUSTEE


                             ----------------------

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                             SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE") among Rayovac Corporation, a Wisconsin corporation (the "COMPANY"), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee under the Indenture referred to below (the "TRUSTEE"), dated as of October 24, 2003.

                                   WITNESSETH

     WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of September 30, 2003 (the "INDENTURE"), providing for the issuance of the Company's 8 1/2% Senior Subordinated Notes due 2013 (the "NOTES"); and

     WHEREAS, the Company desires to simplify its corporate structure by (a) converting Vestar Shaver Corp., a Delaware corporation, into Vestar Shaver, L.L.C., a Delaware limited liability company and Vestar Razor Corp., a Delaware corporation, into Vestar Razor, L.L.C., a Delaware limited liability company and
(b) merging each of Vestar Shaver, L.L.C, Vestar Razor, L.L.C., Remington Capital Corp., Remington Rand Corporation and Remington Corporation, L.L.C. with and into Remington Products Company, L.L.C. (each such merger a "CONSOLIDATION" and, collectively, the "CONSOLIDATIONS"), as permitted by Section 4.20(c) of the Indenture; and

     WHEREAS, the Company desires to amend the definition of "Guarantors" set forth in the Indenture to reflect each Consolidation, effective in each case upon the filing of a certificate of merger or similar document (in each case, the "CERTIFICATE OF MERGER") with the appropriate governmental official to evidence such Consolidation; and

     WHEREAS, Section 9.01(c) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees or the Notes without the consent of any Holder of a Note to provide for the assumption of any Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the assets of such Guarantor; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     SECTION 1      DEFINITIONS.

     (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar

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   import used in this Supplemental Indenture refer to this Supplemental
   Indenture as a whole and not to any particular section hereof.

     SECTION 2. GUARANTORS. Pursuant to Section 9.01 of the Indenture, the Company, Guarantors and the Trustee hereby amend the definition of the term "Guarantors" set forth in the Indenture by deleting reference to, as appropriate, upon the filing of the applicable Certificate of Merger, Remington Capital Corporation, Remington Rand Corporation, Remington Corporation, L.L.C., Vestar Shaver Corp. and Vestar Razor Corp. from Schedule I to the Indenture to reflect each Consolidation. For purposes of clarification, upon consummation of all of the Consolidations and the filing of all of the Certificates of Merger,
Schedule I to the Indenture shall be identical to Schedule I-A attached hereto.

     SECTION 3. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee and the effectiveness of each provision hereof in accordance with its terms and conditions, this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

     SECTION 4. GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 5. SUCCESSORS. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

     SECTION 6. SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

     SECTION 10. ENTIRE AGREEMENT. This Supplemental Indenture, together with the Indenture as amended hereby, the Guarantees and the Notes, contains the entire agreement of the

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parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

     SECTION 11. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, the Indenture, the Guarantees or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, the Supplemental Indenture, the Guarantees or the Notes.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all effective as of the dates referenced.


Dated:  October 24, 2003


                                       RAYOVAC CORPORATION


                                       By: /s/ James T. Lucke
                                           --------------------------------
                                           Name: James T. Lucke
                                           Title: Senior Vice President, General
                                                  Counsel & Secretary


                                       ROV HOLDING, INC.


                                       By: /s/ James T. Lucke
                                           --------------------------------
                                           Name: James T. Lucke
                                           Title: Secretary & Treasurer


                                       ROVCAL, INC.


                                       By: /s/ James T. Lucke
                                           --------------------------------
                                           Name: James T. Lucke
                                           Title: Secretary & Treasurer


                                       REMINGTON PRODUCTS
                                       COMPANY, L.L.C.


                                       By: /s/ James T. Lucke
                                           --------------------------------
                                           Name: James T. Lucke
                                           Title: Secretary & Treasurer

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                                       VESTAR SHAVER, L.L.C.


                                       By: /s/ James T. Lucke
                                           --------------------------------
                                           Name: James T. Lucke
                                           Title: Secretary & Treasurer


                                       VESTAR RAZOR, L.L.C.


                                       By: /s/ James T. Lucke
                                           --------------------------------
                                           Name: James T. Lucke
                                           Title: Secretary & Treasurer


                                       REMINGTON CAPITAL CORP.


                                       By: /s/ James T. Lucke
                                           --------------------------------
                                           Name: James T. Lucke
                                           Title: Secretary & Treasurer


                                       REMINGTON RAND
                                       CORPORATION

                                       By: /s/ James T. Lucke
                                           --------------------------------
                                           Name: James T. Lucke
                                           Title: Secretary & Treasurer


                                       REMINGTON CORPORATION, L.L.C.


                                       By: /s/ James T. Lucke
                                           --------------------------------
                                           Name: James T. Lucke
                                           Title: Secretary & Treasurer


                                       U.S. BANK NATIONAL
                                       ASSOCIATION, as Trustee


                                       By: /s/ Richard H. Prokosch
                                           --------------------------------
                                           Name: Richard H. Prokosch
                                           Title: Vice President

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                                  SCHEDULE I-A

                                   GUARANTORS

                                ROV Holding, Inc.
                                  Rovcal, Inc.
                       Remington Products Company, L.L.C.

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